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                                                                     Exhibit 3.1

                              iSTAR FINANCIAL INC.

                          AMENDED AND RESTATED CHARTER


                                    ARTICLE I

                                  INCORPORATION

         The undersigned, Michael E. McTiernan, whose address is c/o Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

         The name of the corporation (the "Corporation") is: iStar Financial
Inc.

                                   ARTICLE III

                                     PURPOSE

         (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT) for which corporations may be organized under the General Laws of the State of Maryland as now or hereafter in force. In addition, the Corporation shall have such further powers as are not inconsistent with, and are appropriate to promote and attain, the purposes of the Corporation as set forth in this Charter. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         (b) The primary purposes of the Corporation include to acquire a diversified portfolio of debt and/or debt like interests in real estate and/or real estate related assets, including (i) originating mortgage loans and/or acquiring mortgage loans or acquiring securities collateralized, in whole or in part, by such mortgage loans, as well as making equity investments in real estate and real estate-related assets, (ii) acquiring direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Corporation, (iii) making, holding and disposing of purchase money loans with respect to assets sold by the Corporation, and (iv) acquiring positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the "Diversified Portfolio"). Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships, joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages. The Corporation's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of all or part of the Diversified Portfolio and the Diversified Portfolio may be held by the Corporation directly or indirectly.


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         (c) Without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Hotels & Resorts, Inc., a publicly traded hotel corporation and Starwood Hotels & Resorts Worldwide, Inc., the Corporation is prohibited from:
(i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Corporation or that are acquired as a result of the exercise of remedies in respect of a loan in which the Corporation has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts, Inc., including debt positions or equity interests obtained by the Corporation under, pursuant to or by reason of the holding of debt positions.

         (d) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The present address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and present address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent is a corporation of and resident of the State of Maryland. The Corporation may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

                                   ARTICLE V

                                  CAPITAL STOCK

         (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 230,000,000 shares of Capital Stock (par value $0.001 per share), amounting in aggregate par value to $230,000. Of these shares, 200,000,000 are initially classified as "Common Stock" and 30,000,000 are initially classified as "Preferred Stock." Of the shares of Preferred Stock, 4,400,000 shares are initially classified as 9.5% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), 2,300,000 shares are initially classified as 9 3/8% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock"), 1,495,000 shares are initially classified as 9.20% Series C Cumulative Redeemable Preferred Stock ("Series C Preferred Stock"), and 4,600,000 shares are initially classified as 8% Series D Cumulative Redeemable Preferred Stock ("Series D Preferred Stock"). Subject to the other provisions of this Article V, the Board may: (i) classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares of Capital Stock and (ii) to the extent permitted by Maryland law from time to time, without any action by the Shareholders, amend the Charter from time to


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time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has authority to issue.

         (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

              (i) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of the Preferred Stock and in respect of any other class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

              (ii) Subject to the provisions of law and any preferences of the Preferred Stock or any other class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board may deem advisable.

              (iii) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

         (c) The description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the Corporation are set forth in Annex A, Annex B, Annex C and Annex D to this Charter, respectively.

         (d) Subject to the foregoing, the power of the Board to classify and reclassify any of the shares of Capital Stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of Capital Stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class by determining, fixing, or altering one or more of the following:

              (i) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall no longer be deemed to be outstanding and shall become part of the authorized Capital Stock and be subject to classification and reclassification as provided in this sub-paragraph.


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              (ii) Whether or not and, if so, the rates, amounts and times at which, and the terms and conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

              (iii) Whether or not shares of such class or series shall have limitations on voting rights or voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights.

              (iv) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board shall determine.

              (v) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

              (vi) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

              (vii) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

              (viii) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

         (e) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of Capital Stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

              (i) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;


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              (ii) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

              (iii) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         (f) All persons who shall acquire stock in the Corporation shall acquire such stock subject to the provisions of this Charter and the Bylaws of the Corporation. The Directors shall have the exclusive power to make, adopt, amend, or repeal the Bylaws of the Corporation to the extent not inconsistent with law or with this Charter.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

         (a) The initial number of Directors of the Corporation shall be 10, which number may be increased or decreased, from time to time, by resolution of the Board approved by at least a majority of the Directors then in office pursuant to the Bylaws of the Corporation, or by the affirmative vote of the holders of a majority of the combined voting power of all shares of Capital Stock entitled to vote thereon, voting together as a single class, provided that the number of Directors so fixed shall not be less than seven nor more than 18, and shall never be less than the minimum number permitted by the MGCL now or hereafter in force.

         (b) Subject to the rights of the holders of any class separately entitled to elect one or more Directors, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by resolution of the Board approved by at least a majority of the Directors then in office, pursuant to the Bylaws or by the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present. A Director so elected by the shareholders shall hold office for the balance of the term then remaining. No decrease in the number of Directors shall affect the tenure of office of any Director. Until vacancies are filled, the remaining Directors (even though less than seven) may exercise the powers of the Board hereunder.

         (c) Whenever the holders of any one or more series of Capital Stock of the Corporation shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the Board shall consist of said Directors so elected in addition to the number of Directors fixed as provided in paragraph
(a) of this Article VI. Notwithstanding the foregoing, and except as otherwise may be required by law or by this Charter, whenever the holders of any one or more series of Capital Stock of the Corporation shall have the right, voting separately as a series, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of Shareholders.


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         (d) Subject to the rights of the holders of any series separately entitled to elect one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, at a special meeting of the Shareholders by the affirmative vote of a majority of the holders of the combined voting power of all classes of shares of Capital Stock entitled to vote in the election for Directors voting together as a single class. For purposes of the foregoing, "cause" shall mean a Director's willful violations of this Charter or the Bylaws which violations are materially adverse to the interests of the Shareholders, or gross negligence in the performance of his or her duties.

         (e) The Directors shall be divided into two classes as follows:

              (i) the term of office of Class I Directors shall be until the annual meeting of Shareholders held in the year 2000 and until their successors shall be elected and have qualified and thereafter shall be for two years and until their successors shall be elected and have qualified; and

              (ii) the term of office of Class II Directors shall be until the annual meeting of Shareholders held in the year 2001 and until their successors shall be elected and have qualified and thereafter shall be for two years and until their successors shall be elected, and have qualified.

    If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of Directors in each class.

         (f) The names of the individuals who now serve as Directors of the Corporation and until their successors are elected and qualify are as follows:

              (i) The following person shall serve as Class I Directors:

                       Jeffrey G. Dishner

                       Jonathan Eilian

                       Robin Josephs

                       Merrick R. Kleeman

                       Madison F. Grose

              (ii) The following persons shall serve as Class II Directors:

                        Barry S. Sternlicht

                        Jay Sugarman

                        William M. Mathes

                        Kneeland C. Youngblood

                        Spencer B. Haber

         (g) A minimum of the greater of (i) 33-1/3% of the total number of Directors or (ii) three (3) members of the Board and the Executive Committee (as established in the Bylaws) of the Board shall be Persons who are not Affiliates of Starwood Capital Group, L.L.C.; provided, however, that if at any time the number of Directors or members of the Executive Committee who are not Affiliates of such


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Person becomes less than the minimum number set forth above, whether because of the death, resignation, removal, or change in affiliation of one or more Directors or members of the Executive Committee or otherwise, then such requirement shall not be applicable for a period of ninety (90) days after such event occurs, during which period the continuing Directors or Director then in office shall appoint, pursuant to paragraph (b) of Article VI, a sufficient number of other individuals as Directors or as members of the Executive Committee so that again a minimum of the greater of (i) 33-1/3% of the total number of Directors or (ii) three (3) members of the Board and the Executive Committee then in office are not Affiliates of such Person. The Directors shall at all times endeavor to comply with the requirement of this paragraph (i) of
Article VI as to independence, but failure so to comply with such requirement shall not affect the validity or effectiveness of any action of the Directors or of the Executive Committee.

                                  ARTICLE VII

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE SHAREHOLDERS AND DIRECTORS

         (a) The Board is empowered to authorize the issuance from time to time of shares of Capital Stock of the Corporation of any class or series, whether now or hereafter authorized, or Securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable and without any action by the Shareholders.

         (b) No holder of any stock or any other Securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other Securities of the Corporation other than such, if any, as the Board, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board, in its sole discretion, may fix; and any stock or other Securities which the Board may determine to offer for subscription may, as the Board in its sole discretion shall determine, be offered to the holders of any class or series of stock or other Securities at the time outstanding to the exclusion of the holders of any or all other classes or series of stock or other securities at the time outstanding.

         (c) The Corporation shall indemnify (i) its Directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance or reimbursement of reasonable expenses as incurred (including reasonable attorneys fees) under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         (d) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or officer of the Corporation shall be personally liable to the Corporation or its Shareholders for money damages. No amendment of the Charter of the Corporation or


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repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal. In addition to any Maryland statute limiting the liability of directors or officers of a Maryland corporation, no Director or officer of the Corporation shall be liable to the Corporation or to any Director for any act or omission of any other Director, Stockholder, officer, or agent of the Corporation or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Corporation except only that arising from his own willful violation of the provisions of this Charter or of the Bylaws which violation is materially against the interests of the Shareholders and results in material harm to such interests, or gross negligence in the performance of his or her duties.

         (e) The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter and the Bylaws and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by the MGCL or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board.

         (f) The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

         (g) The Board shall, in connection with the exercise of its business judgment involving a Business Combination (as defined in Section 3-601 of the MGCL) or any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other Securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise) in determining what is in the best interest of the Corporation and its Shareholders and in making any recommendation to its Shareholders, give due consideration to all relevant factors, including, but not limited to (i) the economic effect, both immediate and long-term, upon the Corporation's Shareholders, including Shareholders, if any, who do not participate in the transaction; (ii) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (iii) whether a more favorable price could be obtained for the Corporation's stock or other Securities in the future; (iv) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (v) the future value of the stock or any other Securities of the Corporation; (vi) any antitrust or other legal and regulatory issues that are raised by the proposal; and (vii) the business and financial condition and


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earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity. If the Board determines that any proposed Business Combination (as defined in Section 3-601 of the MGCL) or actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following:
advising Shareholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the Securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other Securities, or granting options or rights with respect thereto; acquiring a Corporation to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. Nothing in this section shall preclude the Board of Directors from specifically or generally approving or exempting business combinations with the Corporation.

         (h) Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares of Capital Stock entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares of Capital Stock entitled to cast a majority of all the votes entitled to be cast on the matter, except as otherwise specifically provided in the Charter.

         (i) The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority vote of the Directors.

         (j) In the event that any provision or portion of a provision of this
Article VII is determined to be in conflict with any applicable statute, such provision or portion thereof shall be inapplicable to the extent of such conflict. In the event that any provision or portion of a provision of this
Article VII is determined to be invalid, void, illegal or unenforceable, the remainder of the provisions of this Article VII shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated. Nothing in this Article VII shall be construed to diminish, limit or impair any rights or defenses afforded to officers or Directors by common law, statute, other provisions of this Charter, the Bylaws or otherwise, and the provisions of this
Article VII shall be deemed to be cumulative thereto. References in this Article VII to Directors or officers shall be deemed to refer to any person who is or was a Director or officer of the Corporation and any person who, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                                  ARTICLE VIII

                                INVESTMENT POLICY

         (a) GENERAL STATEMENT OF POLICY. While the Directors are authorized, pursuant to Article VI, to invest the Corporation Assets in a wide variety of investments, it is the present intention of the Corporation that it shall be a principal investment objective and policy of the Corporation to invest the Corporation Assets in the Diversified Portfolio.

         Investments of the Corporation may be made in various combinations and may involve participations with other Persons, including Affiliates of the Directors. Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships,


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joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages, and include investments through subsidiary corporations and other entities.

         The general purpose of the Corporation is to seek qualifying real estate investment trust gross income as defined in the REIT Provisions of the Code consistent with the investment objective and policy of the Corporation as set forth above. The Directors intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Corporation's investments and the derivation of its income; provided, however, that no Director, officer, employee, or agent of the Corporation shall be liable to any Person, including any Stockholder, for any act or omission resulting in the loss of tax benefits, or in the incurrence of tax detriments, under the Code or for the Corporation not being treated for tax purposes as a "real estate investment trust" under the REIT Provisions of the Code. Subject to paragraph (c) of this Article VIII hereof and subject to such restrictions as may be necessary to qualify the Corporation as a "real estate investment trust" as defined in the REIT Provisions of the Code, the Directors may alter the above-declared investment policy in light of changes in economic circumstances and other relevant factors, and the methods of implementing the Corporation's investment policies may change, in the discretion of the Directors as economic and other conditions change.

         (b) OTHER PERMISSIBLE INVESTMENTS. To the extent that the Corporation has assets not invested in accordance with paragraph (a) of this Article VIII, the Corporation may invest them in, subject to such restrictions as may be necessary to qualify the Corporation as a "real estate investment trust" as defined in the REIT Provisions of the Code:

              (i) Obligations of, or guaranteed or insured by, the United States Government or any agency or political subdivision thereof;

              (ii) Obligations of, or guarantees by, any state, territory, or possession of the United States of America or any agency or political subdivision thereof;

              (iii) Evidences of deposits in, or obligations of, banking institutions, savings and loan associations, and savings institutions;

              (iv) Real and personal property and interests therein; and

              (v) Other Securities, liquid short-term investments, and property.

         (c) PROHIBITED INVESTMENTS AND ACTIVITIES. The Corporation shall not invest in commodities, foreign currencies, or bullion except in connection with investments in other property.

                                   ARTICLE IX

               RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION

                           OF SHARES OF CAPITAL STOCK

         (a) OWNERSHIP LIMITATION.

              (i) Except as provided in paragraphs (k) and (u) of Article IX, and subject to sub-paragraph (iv) of this paragraph (a) of Article IX, from the Restriction Commencement Date until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit and no Excepted Holder shall Beneficially or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

              (ii) Subject to sub-paragraph (iv) of this paragraph (a) of
    Article IX, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in (1) the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) the Corporation otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void and the intended transferee shall acquire no rights in such shares of Capital Stock.

              (iii) Subject to sub-paragraph (iv) of this paragraph (a) of
    Article IX, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the shares of Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of shares of Capital Stock which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee and the intended transferee shall acquire no rights in such shares of Capital Stock.

              (iv) Nothing contained in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the principal securities exchange on which the shares of Capital Stock are currently traded. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article IX and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

         (b) TRANSFER IN TRUST. If, notwithstanding the other provisions contained in this Article IX, at any time from the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer such that any Person would Beneficially or Constructively Own shares of Capital Stock in violation of sub-paragraph (a)(i) or (ii),

              (i) then that number of shares of Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate paragraph (a)(i) or (ii) (rounded to the higher whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in paragraph (n), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

              (ii) if the transfer to the Charitable Trust described in clause
    (i) of this sentence would not be effective for any reason to prevent the violation of paragraph (a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any

    Person to violate paragraph (a)(i) or (ii) shall be void AB INITIO, and the intended transferee shall acquire no rights in such shares of Capital Stock.

         (c) REMEDIES FOR BREACH. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of paragraph (a) of Article IX or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of paragraph (a) of Article IX, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers in violation of paragraph (a) of Article IX shall automatically result in the transfer to the Charitable Trust described above and, where applicable, such Transfer (or other event) shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Board.

         (d) NOTICE TO TRUST. Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Capital Stock in violation of paragraph
(a) of Article IX, or any Person who would be a transferee of such Capital Stock but for the Transfer to the Charitable Trust under paragraph (b) of Article IX, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

         (e) INFORMATION FOR CORPORATION. From the Restriction Commencement Date and until the Restriction Termination Date:

              (i) every owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided under the REIT Provisions of the Code) of the number or value of outstanding shares of Capital Stock of the Corporation shall upon the Corporation's written request, within thirty (30) days after January 1 of each year, give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially or Constructively Owned, and a description of how such shares of Capital Stock are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT.

              (ii) each Person who is a Beneficial or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of shares of Capital Stock as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         (f) OTHER ACTION BY BOARD. Subject to sub-paragraph (iv) of paragraph
(a) of Article IX, nothing contained in this Article IX shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Shareholders by preservation of the Corporation's status as a REIT.

         (g) AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in
Article XI, the Board shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it and the Board's determination shall be conclusive for all purposes.

         (h) MODIFICATION OF EXCEPTED HOLDER AND EXISTING HOLDER LIMITS. The Excepted Holder and Existing Holder Limits may be modified as follows:

              (i) Subject to the limitations provided in paragraph (j) of
    Article IX, the Board may grant options which result in Beneficial or Constructive Ownership of shares of Capital Stock by an Existing Holder pursuant to an option plan approved by the Board and/or the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under paragraph (j) of
    Article IX to permit the Beneficial or Constructive Ownership of the shares of Capital Stock issuable upon the exercise of such option.

              (ii) Subject to the limitations provided in paragraph (j) of
    Article IX, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board which results in Beneficial or Constructive Ownership of shares of Capital Stock by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under paragraph (j) of Article IX to permit Beneficial or Constructive Ownership of the shares of Capital Stock acquired as a result of such participation.

              (iii) The Board shall reduce the Excepted Holder Limit for any Excepted Holder after any Transfer permitted in this Article IX by such Excepted Holder by the percentage of the outstanding shares of Capital Stock so Transferred or after the lapse (without exercise) of an option described in sub-paragraph (i) of this paragraph (h) of Article IX by the percentage of the shares of Capital Stock that the option, if exercised, would have represented, but in either case no Excepted Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

              (iv) Subject to the limitations provided in paragraph (j) of
    Article IX, the Board may otherwise modify an Excepted Holder Limit from time to time.

         (i) INCREASE OR DECREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in paragraph (j) of Article IX, the Board may from time to time increase or decrease the Ownership Limit; PROVIDED, HOWEVER, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

         (j) LIMITATIONS ON CHANGES IN EXCEPTED HOLDER AND OWNERSHIP LIMITS.

              (i) Neither the Ownership Limit nor any Excepted Holder Limit may be increased (nor may any additional Excepted Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of shares of Capital Stock (including all of the then Excepted Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding shares of Capital Stock.

              (ii) Prior to the modification of any Excepted Holder Limit or Ownership Limit pursuant to paragraphs (h) or (i) of Article IX, the Board may require (but shall not be obligated to obtain) such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

              (iii) The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

         (k) EXCEPTIONS BY BOARD.

              (i) The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning shares of Capital Stock in excess of the Ownership Limit or the Excepted Holder Limit, as the case may be, and upon such other conditions as the Board may direct, may grant an exception to the Ownership Limit or the Excepted Holder Limit, as the case may be, with respect to such transferee.

              (ii) In addition to exceptions permitted under sub-paragraph (i) above, the Board may grant an exception to the Ownership Limit with respect to a Person if: (a) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (b) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Capital Stock in excess of the Ownership Limit by reason of the ownership of shares of Capital Stock in excess of the Ownership Limit by the Person receiving the exception granted under this sub-paragraph (ii); (c) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that the ownership of shares of Capital Stock in excess of the Ownership Limit by the Person receiving the exception granted under this sub-paragraph (ii) will not result in the Corporation failing to qualify as a REIT; and (d) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (a), (b) and (c) above are satisfied and will continue to be satisfied throughout the period during which such Person owns shares of Capital Stock in excess of the Ownership Limit pursuant to any exception granted under this sub-paragraph (ii), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in paragraph (c) of Article IX with respect to shares of Capital Stock held in excess of the Ownership Limit by such Person (determined without regard to the exception granted such Person under this sub-paragraph (ii)).

         (l) LEGEND. Each certificate for shares of Capital Stock shall bear substantially the following legend:

                  The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter, (i) no Person may Beneficially or Constructively Own shares of Capital Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding shares of Capital Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), (ii) no Person may Beneficially or Constructively Own shares of Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. If the restrictions on transfer are violated, the securities represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. A Person who attempts to Beneficially or Constructively Own Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Capital Stock. All capitalized terms in this legend have the meanings defined in the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.

                  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

         (m) SEVERABILITY. If any provision of this Article IX or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

         (n) TRUST FOR SHARES TRANSFERRED TO CHARITABLE TRUST. Upon any purported Transfer or other event that would result in a transfer of Capital Stock to a Charitable Trust pursuant to paragraph (b) of Article IX, such Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of the Charitable Beneficiary. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to paragraph (b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Purported Beneficial Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in paragraph (t). Such Capital Stock so held in trust shall be issued and outstanding shares of Capital Stock of the Corporation. The Purported Beneficial Transferee shall have no rights in such Capital Stock held by the Charitable Trustee except as provided in paragraph (b) of Article IX. The Purported Beneficial Transferee shall not benefit economically from ownership of any Capital Stock held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Capital Stock held in the Charitable Trust. The Purported Beneficial Transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Capital Stock.

         (o) DISTRIBUTIONS ON SHARES HELD BY CHARITABLE TRUST. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Capital Stock held by the Charitable Trustee shall be paid to the Charitable Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the shares of Capital Stock, or if the Purported Record Transferee did not give value for the shares of Capital Stock, the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Capital Stock with respect to which the dividend or distribution was made had been transferred to the Charitable Trust pursuant to paragraph (b) shall be repaid to the Charitable Trust for the benefit of the Charitable Beneficiary.

         (p) VOTING OF SHARES HELD BY CHARITABLE TRUST. The Charitable Trustee shall be entitled to all voting rights with respect to the Capital Stock held in the Charitable Trust for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Corporation that the shares of Capital Stock were held in trust shall, subject to Maryland Law, be rescinded and recast in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; PROVIDED, HOWEVER, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. The owner of the Capital Stock held by the Charitable Trustee shall be deemed to have given an irrevocable proxy to the Charitable Trustee to vote the Capital Stock held by the Charitable Trustee for the benefit of the Charitable Beneficiary.

         (q) SALE OF SHARES HELD BY CHARITABLE TRUST. Shares held by the Charitable Trust shall be transferable only as provided in this paragraph (q) of
Article IX. At the direction of the Corporation, the Charitable Trustee shall sell the shares of Capital Stock held in the Charitable Trust to a person whose ownership of the shares of Capital Stock will not violate paragraph (a). Such transfer shall be made within 60 days after the latest of (i) the date of the Transfer which resulted in such Transfer to the Charitable Trust and (ii) the date the Board determines in good faith that a Transfer resulting in the Transfer to the Charitable Trust has occurred, if the Corporation does not receive a notice of such Transfer pursuant to paragraph (d) of Article IX. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (x) the price paid by the Purported Record Transferee for the shares of Capital Stock or, if the Purported Record Transferee did not give value for the shares of Capital Stock, the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in the Charitable Trust, and (y) the price received by the Charitable Trust from the sale or other disposition of the shares of Capital Stock. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any shares of Capital Stock held by the Charitable Trust by the Charitable Trustee, the Corporation must have waived in writing its purchase rights under paragraph (r) of Article IX. It is expressly understood that the Purported Record Transferee may enforce the provisions of this paragraph (q) of Article IX against the Charitable Beneficiary.

         (r) If any of the foregoing restrictions on transfer of shares held by the Charitable Trust is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

         (s) CALL BY CORPORATION ON SHARES HELD BY THE CHARITABLE TRUST. Shares of Capital Stock held by the Charitable Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the Charitable Trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the Charitable Trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of Capital Stock to which such shares held by the Charitable Trust relates on the date the Corporation, or its designee, accepts such offer (the "Redemption Price"). The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares of Capital Stock held in the Charitable Trust pursuant to paragraph (q). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.

         (t) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Capital Stock held in the Charitable Trust would not violate the restrictions set forth in paragraph (a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

         (u) UNDERWRITTEN OFFERINGS. The Ownership Limit shall not apply to the acquisition of shares of Capital Stock or rights, options or warrants for, or securities convertible into, shares of Capital Stock by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such shares of Capital Stock or rights, options or warrants for, or securities convertible into, shares of Capital Stock.

                                   ARTICLE X

                                   AMENDMENTS

         The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise. Except as otherwise provided in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

                                   ARTICLE XI

                                   DEFINITIONS

         (a) The following terms shall, whenever used in this Charter, unless the context otherwise requires, have the meanings specified in this Article XI. The singular shall refer to the plural, and the masculine gender shall be deemed to refer to the feminine and neuter, and vice versa, as the context requires.

         "AFFILIATE" shall mean with respect to a Stockholder or Director (i) any Person directly or indirectly owning, controlling, or holding, with power to vote, 20% or more of the outstanding voting securities of such Stockholder, (ii) any Person 20% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such Director, or such Stockholder, and (iii) any officer, director, or partner of such Stockholder.

         "BENEFICIAL OWNERSHIP" shall mean ownership of shares of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "BENEFICIAL Owner," "BENEFICIALLY OWNS," "BENEFICIALLY OWN" and "BENEFICIALLY OWNED" shall have correlative meanings.

         "BOARD" shall mean the Board of Directors of the Corporation.

         "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         "BYLAWS" shall mean the Bylaws of the Corporation and all amendments thereto.

         "CAPITAL STOCK" shall mean all classes and series of stock which the Corporation shall have authority to issue. The term "CAPITAL STOCK" shall include Common Stock, preferred stock, preference stock, special stock or other stock.

         "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to paragraph (t) of Article IX, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

         "CHARITABLE TRUST" shall mean any trust provided for in paragraph
(b)(i) and paragraph (n) of Article IX.

         "CHARITABLE TRUSTEE" shall mean the Person unaffiliated with the Corporation and a Purported Beneficial Transferee, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

         "CHARTER" shall mean these Articles of Amendment and Restatement of the Corporation, as amended, supplemented or modified from time to time. References in this Charter to "herein" and "hereunder" shall be deemed to refer to this Charter in its entirety and shall not be limited to the particular text, article, or section in which such words appear.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

         "CONSTRUCTIVE OWNERSHIP" shall mean ownership of Capital Stock by a Person, whether the interest in Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by
Section 856(d)(5) of the Code. The terms "CONSTRUCTIVE OWNER," "CONSTRUCTIVELY OWNS" and "CONSTRUCTIVELY OWNED" shall have the correlative meanings.

         "CORPORATION ASSETS" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is held, transferred, conveyed, or paid to the Corporation and all rents, income, profits, and gains therefrom.

         "DEBT" shall mean indebtedness of the Corporation.

         "DIRECTOR" shall mean the Person that is elected pursuant to Article VI to serve as Director of the Corporation, and any successor thereto.

         "EXCEPTED HOLDER" shall mean (i) a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board pursuant to paragraph (k) of Article IX and (ii) an Existing Holder.

         "EXCEPTED HOLDER LIMIT" shall mean (i) provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to paragraph (k) of Article IX and subject to adjustment pursuant to paragraph (h) of Article IX, the percentage limit established by the Board for such Excepted Holder pursuant to paragraph (k) of Article IX and (ii) with respect to an Existing Holder, the Existing Holder Limit.

         "EXISTING HOLDER" shall mean (i) any Person who is, or would be upon the exchange of Debt or any Security of the Corporation, the Beneficial or Constructive Owner of shares of Capital Stock in excess of the Ownership Limit immediately after the Restriction Commencement Date, so long as, but only so long as, such Person Beneficially or Constructively Owns or would, upon exchange of Debt or any Security of the Corporation, Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit and (ii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this
Article IX, Beneficial or Constructive Ownership of shares causing such transferee to Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit.

         "EXISTING HOLDER LIMIT" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding shares of Capital Stock Beneficially or Constructively Owned (with such percentage for each class determined separately) or which would be Beneficially or Constructively Owned upon the exchange of Debt or any Security of the Corporation, by such Existing Holder upon and immediately after the Restriction Commencement Date, and, after any adjustment pursuant to paragraph (h) of Article IX, shall mean such percentage of the outstanding shares of Capital Stock as so adjusted, and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding shares of Capital Stock Beneficially or Constructively Owned (with such percentage for each class determined separately) by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the lesser of (a) the Existing Holder Limit for the Existing Holder who Transferred Beneficial or Constructive Ownership of such shares of Capital Stock or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, or (b) the Ownership Limit if the Existing Holder is a person other than a trust qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and, after any adjustment pursuant to paragraph (h) of Article IX, shall mean such percentage of the outstanding shares of Capital Stock as so adjusted. From the Restriction Commencement Date until the Restriction Termination Date, the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

         "MARKET PRICE" shall mean the last reported sales price reported on the NYSE for a particular class of shares of Capital Stock on the trading day immediately preceding the relevant date, or if not then traded on such exchange, the last reported sales price for such class of shares of Capital Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of shares of Capital Stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of shares of Capital Stock on the relevant date as determined in good faith by the Board.

         "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time, including successor statutes thereto.

         "MORTGAGES" shall mean mortgages, deeds of trust, or other security instruments on real property or rights or interests in real property or entities owning or controlling real property.

         "OWNERSHIP LIMIT" shall initially mean 9.8%, in number of shares of Capital Stock, or value of the aggregate outstanding shares of Capital Stock, whichever is more restrictive, of the Corporation, and after any adjustment as set forth in paragraph (i) of Article IX, shall mean such percentage in number of shares of Capital Stock, or value of the aggregate outstanding shares of Capital Stock, as so adjusted. Such number and/or value shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

         "PERSON" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

         "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of paragraph (b) of
Article IX, would Beneficially or Constructively Own shares of Capital Stock.

         "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of paragraph (b) of Article IX, would be the record owner of shares of Capital Stock.

         "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

         "REIT PROVISIONS OF THE CODE" shall mean Part II, Subchapter M of Chapter 1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

         "RESTRICTION COMMENCEMENT DATE" shall mean the date upon which the Charter containing this Article IX is accepted for record with the State Department of Assessments and Taxation of Maryland.

         "RESTRICTION TERMINATION DATE" shall mean the first day after the Restriction Commencement Date on which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         "SECURITIES" shall mean common and preferred stock in a corporation, shares of beneficial interest in a trust or other unincorporated association, general partner interests in a general partnership, interests in a joint venture, general or limited partnership interests in a limited partnership, membership interests or non-member manager interests in a limited liability company, notes, debentures, bonds, and other evidences of indebtedness, including Mortgages, whether secured or unsecured, and includes any options, warrants, and rights to subscribe to or convert into any of the foregoing.

         "SHAREHOLDERS" shall mean, at any particular time, those Persons who are shown as the holders of record of all shares of Capital Stock on the records of the Corporation at such time.

         "TRANSFER" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial or Constructive Ownership, of shares of Capital Stock (including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in Beneficial or Constructive Ownership of shares of Capital Stock, (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of shares of Capital Stock, (d) the granting of any option, warrant or similar agreement, or entering into any agreement for the sale, transfer or other disposition of shares of Capital Stock, (e) the sale, transfer, assignment or other disposition of any Securities or rights convertible into or exchangeable for shares of Capital Stock, but excluding the exchange of Debt or any Security of the Corporation for shares of Capital Stock and (f) any transfer or other disposition of any interest in shares of Capital Stock as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

                                     ANNEX A

SERIES A PREFERRED STOCK

1.       DESIGNATION AND NUMER OF SHARES.

         A series of Preferred Stock, designated the "9.5% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock"), is hereby established. The Series A Preferred Stock shall consist of 4,400,000 shares, which number may be increased or decreased (but not below the number of Series A Preferred Stock then issued and outstanding) from time to time by a resolution or resolutions of the Board of Directors. Series A Preferred Stock repurchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock, undesignated as to class or series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series.

2.       RANK.

         The distinctive name and designation of this series of preferred stock is Series A Preferred Stock. Each share of Series A Preferred Stock shall rank senior to any "Junior Securities" (herein defined) in the payment of dividends and in the liquidation, dissolution or winding up of the Corporation. No Series of Preferred Stock hereafter issued shall rank senior to or on a parity with the Series A Preferred Stock unless the issuance thereof is in compliance with the terms of the Investor Rights Agreement among the Corporation, certain holders of the Series A Preferred Stock and certain other parties thereto relating among other things to the Series A Preferred Stock.

3.       DIVIDENDS.

         (a) Each share of Series A Preferred Stock shall entitle the holder thereof to receive dividends out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividend (payable other than in Junior Securities) payable on any Junior Securities and pari passu with any securities ranking on parity with the Series A Preferred Stock and junior to any Senior Preferred Stock (herein defined). Dividends shall be payable when and as authorized by the Board of Directors and declared by the Corporation. Dividends on each share of Series A Preferred Stock shall accrue at the rate determined pursuant to Section 3(c) (the "Dividend Rate") on the Liquidation Value. The dividend on the Series A Preferred Stock shall be cumulative and shall be payable in cash in arrears on April 15, July 15, October 15 and January 15 of each year (each a "Dividend Payment Date"), to holders of record on the last day of the month immediately preceding such Dividend Payment Date (i.e., March 31, June 30, September 30 and December 31). Dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. To the extent that any dividend on the Series A Preferred Stock is not paid on the Dividend Payment Date, such dividend shall accumulate and compound quarterly from that date at the then applicable Dividend Rate until such dividend is paid in full. The date on which the Corporation initially issues a Series A Preferred Stock shall be referred to as the Original Issue Date regardless of the number of transfers of such shares made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share.

         (b) The Corporation shall not (i) pay or set aside for payment any dividends (payable other than in Junior Securities), on Junior Securities or
(ii) redeem, repurchase or otherwise acquire any Junior Securities (except as required by Article IX of the Amended and Restated Charter of the Corporation (the "Charter") or the real estate investment trust qualification provisions of applicable law) until all accumulated, accrued and unpaid dividends (including any compounded dividends thereon) have been paid on the Series A Preferred Stock through the last preceding Dividend Payment Date.

         (c) The Dividend Rate shall initially be 9.5% per annum. On each of December 15, 2005, 2006 and 2007, the Dividend Rate shall increase by 0.25% per annum. If the Corporation fails to pay on any four (4) or more consecutive Dividend Payment Date the full amount of unpaid dividends accrued or accumulated as of each such Dividend Payment Date on the Series A Preferred Stock (whether or not such payments are legally permissible or are prohibited by an agreement to which the Corporation is subject), any of which dividends remain unpaid on the day after the fourth such Dividend Payment Date, the Dividend Rate on the Series A Preferred Stock then in effect shall be increased by 0.50% per annum with such increase being effective retroactive to the immediately prior Dividend Payment Date with respect to which all accrued or accumulated but unpaid dividends have been paid. Such increased Dividend Rate shall remain in effect until the close of business on the date that all accrued or accumulated dividends (including any compounded dividends thereon) in arrears on the Series A Preferred Stock are paid in full at which time the Dividend Rate increase shall be of no further force and effect, the Dividend Rate shall be reset to that Dividend Rate that would have been in effect at such time pursuant to the first and second sentences of this Section 3(c) but for the effect of the third sentence of this Section 3(c) (subject to subsequent increases pursuant to this section) and the calculation of the periods dividends are in arrears shall be reset to zero (0). Subject to subsequent increases after reset pursuant to the preceding sentence, no additional dividend rate increases shall be made for defaults in the payment of dividends in excess of such four (4) consecutive Dividend Payment Dates, but the aforesaid increase shall remain in effect in accordance with the immediately preceding sentence until the time specified therein.

         (d) The amount of dividends payable for each quarterly dividend period for the Series A Preferred Stock shall be computed by dividing the Dividend Rate by four. The amount of dividends payable for the initial dividend period or any other period shorter or longer than a full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year.

         (e) Dividend payments shall be made by wire transfer to an account designated by each holder of Series A Preferred Stock or, if no account information is provided to the Corporation by a holder of Series A Preferred Stock, dividend payments shall be made by check delivered by first class mail to the address of such holder as set forth in the stock records of the Corporation.

4. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of Shares of the Corporation that specifically state that on liquidation they rank prior and in preference to the Series A Preferred Stock, whether or not convertible into Junior Securities (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (the Common Stock and any other class or series of stocks ranking in payment of dividends or on liquidation junior to the Series A Preferred Stock, or options, warrants or rights to purchase or that are convertible into any such stock but in no event including any Senior Preferred Stock being collectively referred to as "Junior Securities") by reason of their ownership thereof, an amount equal to $50.00 per share (such amount being the "Liquidation Value"), plus any dividends declared, accumulated or accrued (including any compounded dividends thereon) but unpaid thereon. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock and all other classes or series of stock ranking on liquidation on a parity with the Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

         (c) The voluntary consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding stock of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the voluntary sale or transfer by the Corporation of all or substantially all its assets, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 4 unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Corporation, provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4 if, (i) in connection therewith, any holders of Junior Securities receive as consideration, whether in whole or in part, for such: (1) cash (other than as payment for fractional shares), (2) notes, debentures or other evidences of indebtedness or obligations to pay cash (other than as payment for fractional shares) or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series A Preferred Stock with respect to liquidation or dividends or (ii) the holders of the Series A Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Preferred Stock.

5.       VOTING.

         (a) Except as otherwise provided in Section 8 hereof or by the provisions of Subsection 5(b) below, holders of Series A Preferred Stock shall not be entitled to vote.

         (b) Without the written consent or affirmative vote of the holders of a majority of the then outstanding Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock as set forth in these terms of the Series A Preferred Stock.

6.       OPTIONAL REPURCHASE BY THE CORPORATION.

         (a) From and after December 15, 2003, the Corporation shall have the right to repurchase and redeem (the "Repurchase") all, or any part of the Series A Preferred Stock outstanding on the date of notice of Repurchase (the "Repurchase Date"), for a price per share equal to the Liquidation Value thereof plus all unpaid dividends that have been declared, accumulated or accrued (including any compounded dividends thereon) to the Repurchase Date; provided that after the Corporation has redeemed 74% of the total number of Series A Preferred Stock issued on the Original Issue Date, the

Corporation must redeem all remaining outstanding Series A Preferred Stock if any are redeemed. Any Repurchase of Series A Preferred Stock shall be made pro rata among all holders of Series A Preferred Stock and shall be in minimum amounts equal to the lesser of (i) $10 million in Liquidation Value or (ii) the remaining amount of Series A Preferred Stock then outstanding.

         (b) All holders of record of Series A Preferred Stock will be given written notice of the Repurchase not less than 30 days nor more than 60 days prior to the Repurchase Date, which notice shall set forth the Repurchase Date and place designated for Repurchase of the Series A Preferred Stock pursuant to this Section 6. Such notice shall be sent by overnight courier or first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the Repurchase Date, the Corporation shall irrevocably deposit, for the benefit of the holders of the Series A Preferred Stock, the funds necessary to effect the Repurchase in full with a bank or trust company in the Borough of Manhattan, The City of New York having a capital and surplus of not less than $500 million. The Corporation shall have the right to revoke the notice of the Repurchase at any time prior to the designated Repurchase Date. On or before the Repurchase Date, each holder of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such Series A Preferred Stock to the Corporation at the place designated in such notice, and on the later of the Repurchase Date and the date such certificates are surrendered, shall receive the payment to which such holder is entitled pursuant to this Section 6. On the Repurchase Date, provided that the Corporation has so deposited the funds necessary to effect the Repurchase in full as provided in this Section 6, all rights with respect to the Series A Preferred Stock, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive payment for the Series A Preferred Stock. If so required by the Corporation, certificates surrendered shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. (c) All certificates evidencing Series A Preferred Stock that are required to be surrendered for repurchase in accordance with the provisions hereof shall, if the Corporation has deposited the funds necessary to effect the Repurchase in full as provided in Section 6(b) above, from and after the Repurchase Date, be deemed to have been retired and canceled and the Series A Preferred Stock represented thereby converted into the right to receive payment for such Series A Preferred Stock, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

7.       OPTIONAL REDEMPTION BY THE HOLDERS.

         (a) In the event of a Change of Control, as defined below, each holder of Series A Preferred Stock shall have the right to elect to have the Corporation repurchase (the "Redemption") all, but not less than all, of the Series A Preferred Stock held by such holder on the date of the Change of Control (the "Change of Control Date") for a price per share equal to the Liquidation Value thereof plus all unpaid dividends that have been declared, accumulated or accrued (including any compounded dividends thereon) to the Redemption Date. The procedure for electing the Redemption is set forth in Section (b) and (c) below. The Corporation shall not be required to redeem any Series A Preferred Stock unless holders of not less than a majority of the Series A Preferred Stock outstanding have elected to have their Series A Preferred Stock redeemed in which case the Corporation shall redeem all outstanding Series A Preferred Stock including those owned by holders who have not so elected.

         (b) If a Change of Control (as defined below) has occurred, the Corporation shall give prompt written notice of such Change of Control (the "Change of Control Notice"), describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series A Preferred Stock, but in any event, such notice shall be given no later than five business days after the Change of Control Date. Such notice shall be sent by overnight courier or first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent) and shall set forth the date of the closing of the Redemption (the "Redemption Date"), which Redemption Date shall be the later of the Change of Control Date or 30 days after the date the Change of Control Notice was first mailed by the Corporation to the holders of Series A Preferred Stock, and place designated for the redemption of the Series A Preferred Stock pursuant to this
Section 7. Upon receipt of such notice, each holder of Series A Preferred Stock will have 20 days to elect to exercise the Redemption by delivering written notice thereof to the Corporation. If the Corporation does not receive from the holders of at least a majority the Series A Preferred Stock outstanding notice of their election to exercise the Redemption within the 20 day period, no Series A Preferred Stock shall be repurchased by the Corporation and all rights under this Section 7 shall terminate with respect to the Change of Control identified in the Change of Control Notice but not with respect to any future Change of Control. If the holders of at least a majority of the Series A Preferred Stock outstanding give notice of election to exercise the Redemption within the required time period then on or before the Redemption Date, the Corporation shall irrevocably deposit, for the benefit of the holders of all of the Series A Preferred Stock, the funds necessary to effect the Redemption in full with a bank or trust company in the Borough of Manhattan, The City of New York with capital and surplus of not less than $500 million. On or before the Redemption Date, each holder of Series A Preferred Stock shall surrender his, her or its certificate for all such Series A Preferred Stock to the Corporation at the place designated in the notice, and on the Redemption Date shall receive the payment to which such holder is entitled pursuant to this Section 7. On the Redemption Date, the Corporation will redeem all of the Series A Preferred Stock for the consideration such holder is entitled pursuant to this Section 7; provided that no holder of Series A Preferred Stock shall be entitled to receive such consideration until the certificates representing his, her or its Shares have been delivered to the Corporation at the place designated in such notice. On the Redemption Date, provided that the Corporation has so deposited the funds necessary to effect the Redemption in full as provided in this Section 7, all rights with respect to the Series A Preferred Stock, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive payment for the Series A Preferred Stock. If so required by the Corporation, certificates surrendered shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. On the later of the Redemption Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be delivered to such holder, a cash payment for such redeemed Series A Preferred Stock. If a proposed Change of Control is not consummated, all elections to redeem in connection therewith shall automatically be rescinded.

         (c) All certificates evidencing Series A Preferred Stock that are required to be surrendered for repurchase in accordance with the provisions hereof shall, if the Corporation has deposited the funds necessary to effect the Redemption in full as provided in Section 7(b) above, from and after the Redemption Date, be deemed to have been retired and canceled and the Series A Preferred Stock represented thereby converted into the right to receive payment for such shares, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         (d) "Change of Control" means the occurrence of one or more of the following events that is not approved by the Board of Directors of the Corporation prior to the occurrence of such event: (i) any Person or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange

Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a number of shares of the voting stock of the Corporation which would entitle the holder thereof to cast a majority of the votes entitled to be cast on matters generally to be voted on by the stockholders of the Corporation; provided that if the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Corporation a Change of Control shall not be deemed to occur even if the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such voting stock than such other person; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any Person or Group, together with any affiliates thereof other than the Permitted Holders. "Permitted Holders" shall mean B. Holdings, L.L.C., Starwood Mezzanine Investors, L.P., Starwood Opportunity Fund IV, L.P., SOFI-IV SMT HOLDINGS, L.L.C., the direct the indirect general partners thereof and their respective affiliates.

8.       BOARD REPRESENTATION.

         (a) If the Corporation fails to pay within 30 days of any single Dividend Payment Date the full dividend then accrued or accumulated but unpaid on the Series A Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject (a "Single Dividend Deficiency Period"), then the number of directors constituting the Board of Directors of the Corporation shall be increased to permit the holders of a majority of the Series A Preferred Stock (the "Majority Holders") voting separately as one class, to elect one director. If the Corporation fails to pay the full dividends then accrued or accumulated but unpaid (including compounded dividends) on the Series A Preferred Stock for any six consecutive Dividend Payment Dates (including the initial Single Dividend Deficiency Period) so that six consecutive dividend payments are not paid in full as of the day after the sixth such Divided Payment Date, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject (a "Multiple Dividend Deficiency Period" and together with a Single Dividend Deficiency Period an "Election Period"), then the number of Directors of the Corporation shall be increased to permit the Majority Holders, voting separately as one class, to elect one more director. Any director elected pursuant to this Section 8 is referred to as a Preferred Director. Upon the payment in full of all accrued or accumulated but unpaid dividends (including compounded dividends) on the Series A Preferred Stock, the calculation of the periods dividends are in arrears shall reset to zero (0).

         (b) The right of the Majority Holders voting separately as one class to elect Preferred Directors shall continue until such time as all accrued or accumulated dividends (including compounded dividends) that are in arrears on the Series A Preferred Stock are paid in full, at which time the term of any Preferred Director shall terminate and the number of Directors constituting the Board of Directors shall be reduced to the number necessary to reflect the termination of the right of the Majority Holders to elect Preferred Directors; subject to the right of the holders of Series A Preferred Stock to elect the appropriate number of Preferred Directors if a subsequent Election Period should occur. Any Preferred Directors shall continue in office until the earlier of (A) such time as his or her successor shall have been elected by Majority Holders and (B) the termination of his or her term in accordance with the immediately preceding sentence. Notwithstanding any other sections of the Charter, during any Election Period, the Majority Holders shall be entitled to (A) remove from the Board any Preferred Director elected under the foregoing subsection (i), and
(B) elect each successor to any such Preferred Director removed in accordance herewith or who otherwise vacates such office.

         (c) The right of the Majority Holders to elect Preferred Directors may be exercised at the special meeting called pursuant to this Section, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. A proper officer of the Corporation shall, upon the written request of the Majority Holders, addressed to any officer of the Corporation, call a special meeting of the stockholders for the purpose of electing trustees pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the Majority Holders. If such meeting has not been called by a proper officer of the Corporation within 15 days after personal delivery, by hand or by a nationally recognized, overnight courier guaranteeing next business day delivery, of such written request upon any officer of the Corporation or within 20 days after mailing the same to the Secretary of the Corporation at its principal office, then the Majority Holders may call such meeting at the expense of the Corporation, and such meeting may be called upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the Majority Holders. In the event that the Corporation is then subject to the proxy solicitation rules of the Securities Exchange Act of 1934, as amended, the 15 day and 20 day periods referenced above shall be increased to 120 days and 125 days, respectively. The Majority Holders shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

         (d) At any meeting or at any adjournment thereof at which the holder of the Series A Preferred Stock have the right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred Stock shall be required to constitute a quorum for the election or removal of any director by the Majority Holders. The affirmative vote of the holders of a majority of the Series A Preferred Stock represented in person or proxy at such meeting shall be required to elect or remove any Preferred Director.

9.       RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION OF SERIES A
         PREFERRED STOCK

         The Series A Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust. For this purpose, the Market Price of the Series A Preferred Stock shall equal $50.00 per share, plus all accrued and unpaid dividends on the Series A Preferred Stock.

10.      THE CORPORATION.

         Each of the parties hereto acknowledges and agrees that the name Starwood Financial Inc. is a designation of the Corporation under the Corporation's Charter, and all persons dealing with the Corporation shall look solely to the Corporation's assets for the enforcement of any claims against the Corporation, and the Directors, officers, agents and security holders of the Corporation assume no personal liability for obligations entered into on behalf of the Corporation, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                                     ANNEX B

SERIES B PREFERRED STOCK

(1) DESIGNATION AND NUMBER. A series of Preferred Stock, designated the "9-3/8% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock"), is hereby established. The number of shares of the Series B Preferred Stock shall be 2,300,000.

(2) RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities ranking junior to such Series B Preferred Stock; (b) on a parity with the Corporation's 9.5% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), 9.2% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") and 8% Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock"); and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock. The term "equity securities" shall not include convertible debt securities.

(3)      DIVIDENDS.

         (a) Holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 9-3/8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.34375 per share). Such dividends shall be cumulative from the first date on which any Series B Preferred Stock is issued and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). Any dividend payable on the Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

         (b) No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         (c) Notwithstanding the foregoing, dividends on the Series B Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

         (d) Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period unless (i) full cumulative dividends have been or contemporaneously are declared and paid or declared and (ii) a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period.

         (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Stock which may be in arrears.

         (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation).

         (g) Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due, with respect to such shares, which remains payable. Holders of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series B Preferred Stock as described above.

(4)      LIQUIDATION PREFERENCE.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock as to liquidation rights.

         (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

         (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

         (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)      REDEMPTION.

         (a) RIGHT OF OPTIONAL REDEMPTION. The Series B Preferred Stock is not redeemable prior to June 15, 2001. However, in order to ensure that the Corporation remains a qualified real estate investment trust ("REIT") for Federal income tax purposes, the Series B Preferred Stock will be subject to the provisions of Article IX of the Charter. Pursuant to Article IX, Series B Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust. On and after June 15, 2001, the Corporation, at its option and upon not less than 30 nor more than 60-days' written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

         (b) LIMITATIONS ON REDEMPTION.

              (i) The redemption price of the Series B Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

              (ii) Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

         (c) RIGHTS TO DIVIDENDS ON SHARES CALLED FOR REDEMPTION. Immediately prior to any redemption of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock which is redeemed.

         (d) PROCEDURES FOR REDEMPTION.

              (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

              (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

              (iii) If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.

              (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                   (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                   (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

         (e) APPLICATION OF ARTICLE IX. The shares of Series B Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article). For this purpose, the Market Price of the Series B Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series B Preferred Stock.

         (f) STATUS OF REDEEMED SHARES. Any shares of Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)      VOTING RIGHTS.

         (a) Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

         (b) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more quarterly periods (a "Preferred Dividend Default"), the holders of such shares of Series B Preferred Stock (voting separately as a class with the Series C Preferred Stock, the Series D Preferred Stock and all other series of Preferred Stock, other than the Series A Preferred Stock, ranking on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock as to dividends or upon liquidation ("Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series B Preferred Stock or the holders of any other series of Parity Preferred, other than the Series A Preferred Stock, so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

         (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth in
Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

         (d) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         (e) Each share of Series B Preferred Stock (voting together with all common stock of the Corporation and all other series of Preferred Stock of the Corporation entitled to vote) will be entitled to cast twenty-five one-hundredths of one vote with respect to all matters on which the holders of common stock are entitled to vote at each meeting of stockholders of the Corporation.

         (f) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)      CONVERSION.   The Series B Preferred Stock is not convertible into or
exchangeable for any other property or securities of the Corporation.

                                     ANNEX C

SERIES C PREFERRED STOCK

(1) DESIGNATION AND NUMBER. A series of Preferred Stock, designated the "9.20% Series C Cumulative Redeemable Preferred Stock" (the "Series C Preferred Stock"), is hereby established. The number of shares of the Series C Preferred Stock shall be 1,495,000.

(2) RANK. The Series C Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities ranking junior to such Series C Preferred Stock; (b) on a parity with and the Corporation's 9.5% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), 9-3/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and 8% Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock") and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock. The term "equity securities" shall not include convertible debt securities.

(3)      DIVIDENDS.

         (a) Holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 9.20% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.30 per share). Such dividends shall be cumulative from the first date on which any Series C Preferred Stock is issued and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). Any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

         (b) No dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         (c) Notwithstanding the foregoing, dividends on the Series C Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

         (d) Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all past dividend periods and the then current dividend period.

         (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series C Preferred Stock which may be in arrears.

         (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation).

         (g) Any dividend payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due, with respect to such shares, which remains payable. Holders of the Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series C Preferred Stock as described above.

(4)      LIQUIDATION PREFERENCE.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series C Preferred Stock as to liquidation rights.

         (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series C Preferred Stock in the distribution of assets, then the holders of the Series C Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

         (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

         (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)      REDEMPTION.

         (a) RIGHT OF OPTIONAL REDEMPTION. The Series C Preferred Stock is not redeemable prior to August 15, 2001. However, in order to ensure that the Corporation remains a qualified real estate investment trust ("REIT") for Federal income tax purposes, the Series C Preferred Stock will be subject to the provisions of Article IX of the Charter. Pursuant to Article IX, Series C Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust. On and after August 15, 2001, the Corporation, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

         (b) LIMITATIONS ON REDEMPTION.

              (i) The redemption price of the Series C Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred

    Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

              (ii) Unless full cumulative dividends on all shares of Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

         (c) Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock which is redeemed.

         (d) PROCEDURES FOR REDEMPTION.

              (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

              (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; (D) the place or places where the Series C Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series C Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

              (iii) If notice of redemption of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series C Preferred Stock to be redeemed shall surrender such Series C Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series C Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series C Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series C Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series C Preferred Stock without cost to the holder thereof.

              (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series C Preferred Stock shall be irrevocable except that:

                   (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                   (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

         (e) APPLICATION OF ARTICLE IX. The shares of Series C Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article). For this purpose, the Market Price of the Series B Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series C Preferred Stock.

         (f) STATUS OF REDEEMED SHARES. Any shares of Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)      VOTING RIGHTS.

         (a) Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

         (b) Whenever dividends on any shares of Series C Preferred Stock shall be in arrears for six or more quarterly periods (a "Preferred Dividend Default"), the holders of such shares of Series C Preferred Stock (voting separately as a class with the holders of Series B Preferred Stock and Series D Preferred Stock and all other series of Preferred Stock, other than the Series A Preferred Stock, ranking on a parity with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to dividends or upon liquidation ("Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series C Preferred Stock or the holders of any other series of Parity Preferred, other than the Series A Preferred Stock, so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

         (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series C Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Series B Preferred Stock, the Series D Preferred Stock and all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

         (d) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; PROVIDED, HOWEVER, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Stock and; PROVIDED, FURTHER, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         (e) Each share of Series C Preferred Stock (voting together with all common stock of the Corporation and all other series of Preferred Stock of the Corporation entitled to vote) will be entitled to cast twenty-five one-hundredths of one vote with respect to all matters on which the holders of common stock are entitled to vote at each meeting of stockholders of the Corporation.

         (f) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) CONVERSION. The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

                                     ANNEX D

SERIES D PREFERRED STOCK

(1) DESIGNATION AND NUMBER. A series of Preferred Stock, designated the "8% Series D Cumulative Redeemable Preferred Stock" (the "Series D Preferred Stock"), is hereby established. The number of shares of the Series D Preferred Stock shall be 4,600,000.

(2) RANK. The Series D Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation, and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Series D Preferred Stock; (b) on a parity with and the Corporation's 9.5% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), 9-3/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and 9.2% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"); and all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Stock. The term "equity securities" shall not include convertible debt securities.

(3)      DIVIDENDS.

         (a) Holders of the then outstanding shares of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.00 per share). Such dividends shall be cumulative from the first date on which any Series D Preferred Stock is issued and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

         (b) No dividends on shares of Series D Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         (c) Notwithstanding the foregoing, dividends on the Series D Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

Accrued but unpaid dividends on the Series D Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

         (d) Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment on any Common Stock of the Corporation or any series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock (other than a dividend in shares of the Corporation's Common Stock or in shares of any series of Preferred Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period.

         (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series D Preferred Stock which may be in arrears.

         (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any Preferred Stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Preferred Stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation).

         (g) Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due, with respect to such shares, which remains payable. Holders of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series D Preferred Stock as described above.

(4)      LIQUIDATION PREFERENCE.

         (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series D Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any series of Preferred Stock of the Corporation that ranks junior to the Series D Preferred Stock as to liquidation rights.

         (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

         (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

         (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)      REDEMPTION.

         (a) RIGHT OF OPTIONAL REDEMPTION. The Series D Preferred Stock is not redeemable prior to October 8, 2002. However, in order to ensure that the Corporation remains a qualified real estate investment trust ("REIT") for Federal income tax purposes, the Series D Preferred Stock will be subject to the provisions of Article IX of the Charter. Pursuant to Article IX, Series D Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Ownership Limit will automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary and the Corporation will have the right to purchase such transferred shares from the Charitable Trust. On and after October 8, 2002, the Corporation, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

         (b) LIMITATIONS ON REDEMPTION.

              (i) The redemption price of the Series D Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other capital stock of the Corporation, which may include other series of Preferred Stock, and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

              (ii) Unless full cumulative dividends on all shares of Series D Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Trust pursuant to Article IX in order to ensure that the Corporation remains qualified as a REIT for Federal income tax purposes or the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

         (c) RIGHTS TO DIVIDENDS ON SHARES CALLED FOR REDEMPTION. Immediately prior to any redemption of Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock which is redeemed.

         (d) PROCEDURES FOR REDEMPTION.

              (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

              (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series D Preferred Stock to be redeemed; (D) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series D Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

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              (iii) If notice of redemption of any shares of Series D Preferred
    Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series D Preferred Stock to be redeemed shall surrender such Series D Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series D Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series D Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series D Preferred Stock without cost to the holder thereof.

              (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series D Preferred Stock shall be irrevocable except that:

                   (A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                   (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series D Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

         (e) APPLICATION OF ARTICLE IX. The shares of Series D Preferred Stock are subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Trust (as defined in such Article). For this purpose, the Market Price of the Series D Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series D Preferred Stock.

         (f) STATUS OF REDEEMED SHARES. Any shares of Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6)      VOTING RIGHTS.

         (a) Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

         (b) Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for six or more quarterly periods (a "Preferred Dividend Default"), the holders of such shares of Series D Preferred Stock (voting separately as a class with the holders of Series B Preferred Stock and Series C Preferred Stock and all other series of Preferred Stock, other than the Series A Preferred Stock, ranking

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

on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to dividends or upon liquidation ("Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series D Preferred Stock or the holders of any other series of Parity Preferred, other than the Series A Preferred Stock, so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series D Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

         (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series D Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series D Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Series B Preferred Stock, the Series C Preferred Stock and all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock when they have the voting rights set forth in
Section 6(b) (voting separately as a class with all other series of Parity Preferred, other than the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

         (d) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Stock and; provided, further, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         (e) Each share of Series D Preferred Stock (voting together with all common stock of the Corporation and all other series of Preferred Stock of the Corporation entitled to vote) will be entitled to cast twenty-five one-hundredths of one vote with respect to all matters on which the holders of common stock are entitled to vote at each meeting of stockholders of the Corporation.

         (f) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) CONVERSION. The Series D Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

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